UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2004

MCI, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10415	20-0533283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

MCI, Inc. (the “Company”) will hold its 2005 Annual Meeting of Shareholders on May 16, 2005 (the “2005 Annual Meeting”). The Company will be mailing the proxy statement and related materials in connection with the 2005 Annual Meeting on or about April 1, 2005. In light of this anticipated mailing schedule, the Company hereby notifies its shareholders that January 17, 2005 will be the deadline for submitting shareholder proposals under Rule 14a-8 of the Securities Exchange Act of 1934. The Company believes that this deadline provides a reasonable time before the Company begins the mailing of its proxy materials for the 2005 Annual Meeting. Shareholder proposals received by the Company after January 17, 2005 will be considered untimely, and the Company intends to not include these proposals in the Company’s proxy statement for the 2005 Annual Meeting. Shareholders submitting shareholder proposals must also comply with the Company’s Bylaws and such rules as may be prescribed from time to time by the Securities and Exchange Commission.

As set forth in the Company’s Bylaws, shareholder proposals to be presented at the 2005 Annual Meeting otherwise than pursuant to Rule 14a-8 and director nominations will be considered timely if delivered not earlier than the close of business on the 120th day prior to the 2005 Annual Meeting but not later than the close of business on the later of the 90th day prior to the 2005 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2005 Annual Meeting is first made by the Company.

Correspondence in this regard must be submitted in writing to the Company’s principal executive offices by mail to 22001 Loudoun County Parkway, Ashburn, Virginia 20147, or by facsimile to 703-886-6111, Attention: Corporate Secretary.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCI, INC.
(Registrant)

By:	/s/ Robert Blakely
Name:	Robert Blakely
Title:	Chief Financial Officer
Dated:	December 17, 2004

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